Exhibit 4.18

THIRD SUPPLEMENTAL INDENTURE

Third Supplemental Indenture (this “Third Supplemental Indenture”), dated as of December 18, 2013, is entered into by and among inVentiv Health, Inc., a Delaware corporation (the “Issuer”), the Guarantors (as defined in the Indenture referred to below) and Wilmington Trust, National Association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”).

W I T N E S S E T H

WHEREAS, the Issuer and the Guarantors have heretofore executed and delivered to the Trustee and the Collateral Agent an Indenture, dated as of December 20, 2012, providing for the issuance of an unlimited aggregate principal amount of 9.0% Senior Secured Notes due 2018, which Indenture was further supplemented by the First Supplemental Indenture dated as of February 7, 2013, by and among the Issuer, inVentiv Health Clinical Staffing Services, LLC and the Trustee, and the Second Supplemental Indenture dated as of December 10, 2013 by and among the Issuer, Adheris, LLC and the Trustee (as may be further amended, supplemented or otherwise modified from time to time, the “Indenture”);

WHEREAS, Section 2.01 and Section 9.01 of the Indenture provide that the Issuer, the Guarantors, the Collateral Agent and the Trustee may enter into supplemental indentures to, among other things, provide for the issuance of Additional Notes in accordance with the provisions of the Indenture;

WHEREAS, the Issuer has duly authorized the issuance, delivery and authentication by the Trustee, of Additional Notes in an aggregate principal amount of $25,000,000 having the same terms as the Initial Notes, plus accrued interest from October 15, 2013 (the “Additional Notes”), to be evidenced by new Global Notes evidencing the Additional Notes substantially in the form of Exhibit A hereto, and each of the Issuer, the Guarantors, the Collateral Agent and the Trustee has duly authorized the execution and delivery of this Third Supplemental Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Collateral Agent are authorized to execute and deliver this Third Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

SECTION 1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

SECTION 2. Additional Notes. The terms of the Additional Notes shall be governed under the Indenture and executed and delivered in the manner contemplated therein and each of the Guarantors shall guarantee such Additional Notes as set forth in Article 10 of the Indenture. The Issuer and each Guarantor as debtor, grantor, pledgor, assignor, or in other similar capacities in which such Person grants liens or security interests in its properties, as the case may be, in any case under the Security Documents (including, without limitation, as a Grantor under and as defined in the Security Agreement dated as of December 20, 2012 (as supplemented, amended or modified from time to time, the “Security Agreement”), among the grantors party thereto and the Collateral Agent), hereby ratifies and reaffirms all of its payment, performance and observance obligations, contingent or otherwise, under each Security Document (including, without limitation, the Security Agreement) and, to the extent such Person granted liens on or security interests in any of its property (including, without limitation, the Collateral (as defined by the Security Agreement)) pursuant to any such Security Document as security for the Issuer’s or any other Person’s obligations under or with respect to the Indenture, the Notes or any other Note Document (as defined by the Security Agreement) or, in connection therewith, hereby ratifies and reaffirms such grant of liens and security interests and confirms and agrees that such liens and security interests hereafter secure all of the Obligations (and Secured Obligations (as defined in the Security Agreement)), including, without limitation, all additional Obligations (and additional Secured Obligations) arising under and in connection with the Additional Notes. The Issuer and each of the Guarantors hereby consents to the terms and conditions of this Third Supplemental Indenture and the Additional Notes (including, without limitation, all additional Obligations (and all additional Secured Obligations (as defined in the Security Agreement) resulting therefrom), subject to the limitations, if any, set forth herein. The Issuer and each of the Guarantors acknowledges that each of the Security Documents (including, without limitation, the Security Agreement) remains in full force and effect and is hereby ratified and confirmed.

SECTION 3. Governing Law. THIS THIRD SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 4. Counterparts. The parties may sign any number of copies of this Third Supplemental Indenture by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”). Each signed copy shall be deemed an original, but all of them together represent the same agreement.

SECTION 5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 6. The Trustee and the Collateral Agent. The Trustee and the Collateral Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guarantors.

SECTION 7. Successors. All agreements of the Issuer and each Guarantor in this Third Supplemental Indenture shall bind its successors, except as otherwise provided in this Third Supplemental Indenture. All agreements of the Trustee and the Collateral Agent in this Third Supplemental Indenture shall bind their successors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed in their respective names, all as of the date first above written.

Very truly yours,

INVENTIV HEALTH, INC.

By:	/s/ Richard Veith
Name:	Richard Veith
Title:	Treasurer

11190 BISCAYNE, LLC
ADDISON WHITNEY LLC
ADHERIS, INC.
ADHERIS, LLC
ALLIDURA COMMUNICATIONS, LLC
ANOVA CLINICAL RESOURCES LLC
AXCELO MSL SOLUTIONS, LLC
BIOSECTOR 2 LLC
BLUE DIESEL, LLC
BRANDTECTONICS, L.L.C.
CADENT MEDICAL COMMUNICATIONS, LLC
CAMPBELL ALLIANCE GROUP, INC.
CAMPBELL ALLIANCE, LTD.
CHAMBERLAIN COMMUNICATIONS GROUP LLC
CHANDLER CHICCO AGENCY, L.L.C.
CHANDLER CHICCO COMPANIES LLC
CHANDLER CHICCO PRODUCTIONS LLC
ENCUITY RESEARCH, LLC
ESSENTIAL GROUP INTERNATIONAL LLC
GERBIG, SNELL/WEISHEIMER ADVERTISING, LLC
HHI CLINICAL & STATISTICAL RESEARCH SERVICES, L.L.C.
IGNITE HEALTH LLC
INCHORD HOLDING CORPORATION
INTERPHAZ BIOCONSULTING, LLC
INVENTIV ADVANCE INSIGHTS, INC.
INVENTIV CLINICAL SOLUTIONS LLC
INVENTIV CLINICAL, LLC
INVENTIV COMMUNICATIONS, INC.
INVENTIV DIGITAL + INNOVATION, LLC
INVENTIV HEALTH CLINICAL LAB, INC.
INVENTIV HEALTH CLINICAL SHA, LLC
INVENTIV HEALTH CLINICAL SRE LLC

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE]

INVENTIV HEALTH CLINICAL SRN LLC
INVENTIV HEALTH CLINICAL SRS, LLC
INVENTIV HEALTH CLINICAL STAFFING SERVICES, LLC
INVENTIV HEALTH CLINICAL, INC.
INVENTIV HEALTH CLINICAL, LLC
INVENTIV MEDICAL COMMUNICATIONS, LLC
INVENTIV MEDICAL MANAGEMENT LLC
INVENTIV PATIENT ACCESS SOLUTIONS, LLC
IVH LOGISTICS SOLUTIONS, LLC
IVH RESEARCH ASSOCIATES, INC.
LITMUS MEDICAL MARKETING SERVICES LLC
MEDCONFERENCE LLC
NAVICOR GROUP, LLC
PALIO + IGNITE, LLC
PARAGONRX INTERNATIONAL LLC
PATIENT MARKETING GROUP LLC
PDGI HOLDCO, INC.
PHARMA HOLDINGS, INC.
PHARMACEUTICAL INSTITUTE, INC.
PHARMANET FAR, LLC
PHARMANET RESOURCE SOLUTIONS, LLC
PHARMANET/I3 STRATEGIC RESOURCING CANADA, INC.
PHARMANET/I3 STRATEGIC RESOURCING FLEX, LLC
PHARMANET/I3 STRATEGIC RESOURCING PUERTO RICO, LLC
PHARMASOFT, LLC
PNET US, LLC
RAVEN HOLDCO LLC
SEARENTO TRUST LLC
SOUTH FLORIDA KINETICS, INC.
SYNERGOS LLC
THE CENTER FOR BIOMEDICAL CONTINUING EDUCATION, LLC
THE SELVA GROUP, LLC
VENTIV COMMERCIAL SERVICES, LLC

By:	/s/ Richard Veith
Name:	Richard Veith
Title:	Vice President

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE]

WILMINGTON TRUST, NATIONAL ASSOCIATION as Trustee

By:	/s/ Lynn M. Steiner
	Name:	Lynn M. Steiner
	Title:	Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION as Collateral Agent

By:	/s/ Lynn M. Steiner
	Name:	Lynn M. Steiner
	Title:	Vice President

[Signature Page to Third Supplemental Indenture]